Exhibit 10.15
BASE SALARY AND TARGET BONUS
FOR THE NAMED EXECUTIVE OFFICERS
     The following table sets forth the annual base salaries and of the Chief Executive Officer and the four other most highly compensated executive officers of Zale Corporation (the “Company”) for the fiscal year ending July 31, 2006, and the target bonus for each such executive officer under the Company’s executive bonus program as a percentage of annual base salary.

Name	Base Salary	Target Bonus %
Mary L. Forté President and Chief Executive Officer	$800,000	125%
Sue E. Gove Executive Vice President, Chief Operating Officer	$650,000	100%
Mark R. Lenz Group Senior Vice President, Chief Financial Officer	$275,000	50%
Paul G. Leonard Group Senior Vice President and President, Zales Jewelers	$375,000	40%
Peter B. Feigenbaum Senior Vice President, Upstream Supply Chain	$250,000	32.5%
     For additional information regarding the compensation of the Company’s executive officers, please refer to the information under the heading “Executive and Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A, which has been filed with the Securities and Exchange Commission